Exhibit 31.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 15 U.S.C. SECTION 7241, AS ADOPTED
PURSUANT TO SECTION 302 OF THE
SARBANES-OXLEY ACT OF 2002
I, J. Russell Porter, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Gastar Exploration Ltd.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2013

/s/ J. RUSSELL PORTER
J. Russell Porter
President and Chief Executive Officer